Summit Mutual Funds, Inc.
312 Walnut Street, Suite 2500
Cincinnati, Ohio 45202

October 21, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	Summit Mutual Funds, Inc. File No. 333-153637 Pre-Effective Amendment to Form N-14 -- Summit S&P 500 Index Portfolio

Ladies and Gentlemen:

As counsel to Summit Mutual Funds, Inc. (the "Fund"), it is my opinion, based upon an examination of the Fund's Articles of Incorporation and By-Laws and such other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities of the Summit S&P 500 Index Portfolio, a series of the Fund under its Pinnacle Series, being registered by this amended Registration Statement on Form N-14 will, when sold, be legally issued, fully paid and non-assessable.

Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Registration Statement on Form N-14 (File No. 333-153637).

Very truly yours,

/s/ John F. Labmeier

John F. Labmeier, Esq.
Vice President and Secretary